CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291452 on Form S-6 of our report dated January 16, 2026, relating to the financial statement of FT 12679, comprising Equity Income Opportunity Portfolio, Series 36, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 16, 2026